Exhibit 10.1

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made effective this ____ day of ______________, ________ (the “Date of Grant”) by and between Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), and ________________ (the “Grantee”).

WHEREAS, in contemplation of the Grantee’s service to the Company, the Company desires to grant to the Grantee an option to purchase shares of common stock of the Company (the “Shares”).

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee a stock option (the “Option”) to purchase Shares at an exercise price of $________ per Share (the “Exercise Price”) in accordance with, and subject to, the 2012 Plan (as defined below). The Option shall become exercisable according to Paragraph 2 below. The Option hereby granted is an incentive stock option within the meaning of Section 422 of the Code. To the extent the Option fails to qualify as an incentive stock option because it exceeds the $100,000 limit of Section 422 of the Code it shall be a non-qualified stock option as provided in applicable Treasury regulations.

2. Exercisability of Option.

(a) General. The Option shall become exercisable in the manner provided below, if the Grantee is Employed by the Employer (as defined in Paragraph 9) on the applicable date. For this purpose, the term “Shares” refers to the number of shares of common stock of the Company (the “Company Stock”) underlying the Option that vests in the manner described under Vest Type and Vesting Requirements. The term “Vest Type” describes how the Option covering the Shares vest. The term “Full Vest Date” [describes the date on which that portion of the option covering the shares set forth in the “Shares” column will be fully vested] [summarizes the] vesting requirements further described in Paragraph 2(b) below.

Shares	Vest Type	Full Vest Date

(b) Vesting Requirements. The Option shall vest [in accordance with the schedule set forth above. The exercisability of the Option is cumulative, but shall not exceed one hundred percent (100%) of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share] [in full on the date that the Board of Directors of the Company (the “Board”) shall determine that the Company has achieved the following milestones with respect to the same annual period: [insert applicable milestones]. The Company agrees that the Board shall act promptly following the completion of the audited financial statements with respect to each fiscal year to determine whether or not the milestones described above have been achieved.

(c) Adjustments to Price per Share and/or Number of Shares. If there is any change in the number or kind of shares of common stock of the Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the price per share of the Option and/or the number of shares issuable upon exercise of the Option shall be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Option; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share.

[(d) Adjustments to Financial Performance Milestones. In addition to the foregoing, if there is any substantial reduction in the Company’s earning potential (i) by reason of a merger, reorganization or consolidation; (ii) by reason of a sale of one or more subsidiary; (iii) by reason of a sale of the assets, or a substantial portion of the assets, associated with one or more product lines; or (iv) by reason of any other extraordinary or unusual event, each of the financial performance milestones under this Option may be appropriately adjusted by the Committee (as defined below) to reflect such reduction in earning potential.] Furthermore, the Committee shall be entitled to make any other adjustments in accordance with the terms of the 2012 Plan when evaluating the Company’s achievement of the foregoing milestones, including adjustments for unusual or nonrecurring events and for items that are not under the control of management.

[(e)] Adjustments Binding; Section 162(m). Any adjustments determined in accordance with this Section 2 shall be final, binding, and conclusive. If the Option is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustment determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

3. Term of Option.

(a) The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement.

(b) Unless a later termination date is provided for in a Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party (as provided in Paragraph 6 of this Agreement), the Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Grantee ceases to be Employed by the Employer, if the termination is for any reason other than Disability (as defined in Paragraph 9), death or Cause (as defined in Paragraph 9).

(ii) The expiration of the one (1) year period after the Grantee ceases to be Employed by the Employer on account of the Grantee’s Disability.

(iii) The expiration of the one (1) year period after the Grantee ceases to be Employed by the Employer, if the Grantee dies (x) while Employed by the Employer or (y) within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

(iv) The date on which the Grantee ceases to be Employed by the Employer on account of a termination by the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Company determines that the Grantee has engaged in misconduct that constitutes Cause at any time while the Grantee is Employed by the Employer or after the Grantee’s termination of employment or service, the Option shall terminate as of the date on which such misconduct constituting Cause first occurred.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately following the 10th anniversary of the Date of Grant. If the Option is not exercisable at the time the Grantee ceases to be Employed by the Employer it shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Compensation Committee of the Board (the “Committee”) shall determine, the Grantee shall pay the exercise price (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect, in a form and manner prescribed by the Company, to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Restrictions on Exercise. Except as the Company may otherwise permit, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

6. Termination of Employment, Disability, or Death.

(a) Except as provided below, an Option may only be exercised while the Grantee is Employed by the Employer. In the event that the Grantee ceases to be Employed by the Employer for any reason other than Disability, death, termination for Cause, or as set forth in subparagraph (e) below, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be Employed by the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

(b) In the event the Grantee ceases to be Employed by the Employer on account of a termination by the Employer for Cause, any Option held by the Grantee shall terminate as of the date on which the Grantee ceases to be Employed by the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Paragraph 6, if the Company determines that the Grantee has engaged in misconduct that constitutes Cause at any time while the Grantee is Employed by the Employer or after the Grantee’s termination of employment, any Option held by the Grantee shall terminate as of the date on which such misconduct constituting Cause first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(c) In the event the Grantee ceases to be Employed by the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

(d) If the Grantee dies while Employed by the Employer, all of the unexercised outstanding Options of the Grantee shall become immediately exercisable and remain exercisable for a period of one (1) year from his date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within 90 days after the date on which the Grantee ceases to be Employed by the Employer on account of a termination specified in subparagraph (a) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be Employed by the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be Employed by the Employer shall terminate as of such date.

(e) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan, policy or arrangement, or any agreement to which the Company is a party provides for a longer exercise period for the Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Paragraph 6 under those circumstances, then the exercise period set forth in such plan, policy, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Paragraph 6.

7. Consequences of a Change in Control.

(a) Notice and Acceleration. Upon a Change in Control (as defined in Paragraph 9), if any portion of the Option is outstanding, the Company shall provide the Grantee written notice of such Change in Control. Upon a Change in Control, the Grant shall automatically accelerate and become fully exercisable as permitted by Section 9 of the Wireless Telecom Group, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”).

(b) Assumption of Grant. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

8. Requirements for Issuance or Transfer of Shares.

(a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with the Option under this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. This Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may include a legend to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under this Agreement will be subject to such stop-transfer orders and other restrictions as may be required by, or appropriate under, applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9. Definitions.

[“Board” shall mean the Board of Directors of the Company.]

[(a)] “Cause” shall have the meaning set forth in Section 2(f) of the 2012 Plan.

[(b)] “Change in Control” shall have the meaning set forth in Section 9(b) of the 2012 Plan.

[(c)] “Code” shall have the meaning set forth in Section 2(h) of the 2012 Plan.

[(d)] “Disability” shall mean the Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

[(e)] “Employed by the Employer” shall mean employment as an employee of the Employer (so that, for purposes of exercising Options, the Grantee shall not be considered to have terminated employment until the Grantee ceases to be an employee of the Employer).

[(f)] ”Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

[(g)] “Fair Market Value” per Share, or for the Company Stock, shall be determined as follows: (i) if the principal trading market for the Company Stock is a national securities, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported; or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

10. Administration. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of this Agreement, and its decisions shall be conclusive as to any questions arising hereunder.

11. Amendment of Agreement. This Agreement may only be modified or amended in a writing signed by both parties.

12. Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

13. Further Assurances. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

14. No Employment or Other Rights. The grant of the Option hereunder shall not confer upon the Grantee any right to be retained by, or to continue in, the employ of the Employer.

15. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

16. Assignment and Transfers. Except as the Committee may otherwise permit, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

17. Compliance with Law. The exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under the Grant shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The

Company may revoke the Grant if it is contrary to law or modify the Grant to bring it into compliance with any valid and mandatory government regulation.

18. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to the conflicts of laws provisions thereof.

19. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Committee at 25 Eastmans Road, Parsippany, New Jersey 07054, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

20. Headings. Paragraph headings are for reference only. In the event of a conflict between a title and the content of a Paragraph, the content of the Paragraph shall control.

21. Counterparts. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

WIRELESS TELECOM GROUP, INC.

By:

Name:

Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date:

Address: